Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Fibrocell Science, Inc.
Exton, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-183792, No. 333-183793, No. 333-183794, No. 333-185463, No. 333-185466, No. 333-190649 and No. 333-209077), and Form S-8 (No. 333-172776, No. 333-190650 and No. 333-196964) of Fibrocell Science, Inc. of our report dated March 13, 2015, relating to the 2014 and 2013 consolidated financial statements of Fibrocell Science Inc., which appear in this Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
March 10, 2016